                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 25, 1995, except as to Notes 1, 4 and 9, which are as of August 24, 1995, relating to the financial statements of Agouron Pharmaceuticals, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



Price Waterhouse LLP


San Diego, California
August 24, 1995